Exhibit 23.2

NETHERLAND, SEWELL & ASSOCIATES, INC.

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Gentlemen:

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Amendment No. 2 to Form S-4 Registration Statement of Gastar Exploration Ltd. of information from our reserve report dated January 29, 2008 entitled “Estimate of Reserves and Future Revenues to Gastar Exploration Ltd. Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2007, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Gastar Exploration Ltd. Amendment No. 2 to Form S-4 Registration Statement to be filed on or about June 20, 2008.

Yours very truly,

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ G. LANCE BINDER
G. Lance Binder, P.E.
Executive Vice President

June 18, 2008

Dallas, Texas